Exhibit 10.3

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (the “Indemnity”) is made as of the 29th day of March 2019 by and among, JOHN L. VILLANO, an individual with an address at 59 Northford Road, Branford, Connecticut 06405 and JEFFREY C. VILLANO, an individual with an address at 129 Catullo Drive, Guilford, Connecticut 06437 (the “Indemnitors”) and BANKWELL BANK, having an office at 208 Elm Street, New Canaan, Connecticut 06840 (the “Lender”).

Background

SACHEM CAPITAL CORP., a New York corporation, having a mailing address of 23 Laurel Street, Branford, Connecticut 06405 (the “Borrower”) is indebted to the Lender in the original principal amount of SEVEN HUNDRED NINETY FIVE THOUSAND AND 00/100 U.S. DOLLARS (U.S. $795,000.00) (the “Loan”) as evidenced by that certain Mortgage Note in the amount of the Loan dated of even date herewith made by Borrower in favor of Lender (as amended, restated, extended, supplemented or reconstituted from time to time, together with any note or notes given in substitution or replacement thereof, collectively, the “Note”) which Note is secured by, among other things, a first mortgage lien (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Mortgage”) on property known as 698 Main Street, Branford, Connecticut as more particularly described in the Mortgage (the “Mortgaged Property”). The Note, the Commitment Letter and all other documents evidencing or securing repayment of, or otherwise pertaining to and executed and delivered in connection with the Loan, each as amended, restated, extended, supplemented or otherwise modified from time to time, are hereinafter collectively referred to as the “Loan Documents”.

The Indemnitors are members of or affiliates of Borrower, and will receive direct financial benefit by reason of the Loan.

Agreement

In consideration of the Background which is incorporated by reference, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and the representations, covenants and warranties contained herein, the parties, intending to be bound legally, agree as follows:

1.          Indemnity: (a) For the entire term of the Loan, Indemnitors shall unconditionally, jointly and severally (if more than one), indemnify and hold harmless Lender from and against, and reimburse Lender for, any and all actual claims, demands, liabilities, losses, damages, judgments, penalties, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively “Indemnified Losses”), which may be imposed upon, asserted against, or incurred or paid by Lender by reason of, arising out of or attributable or relating to (collectively and inclusive of (i) through (xi) hereof) during the term of the Loan:

i.            the presence of hazardous waste or asbestos on the Mortgaged Property as set forth in a separate Hazardous Substance Indemnity Agreement of even date herewith by and among Lender, Borrower and Indemnitors;

ii.           any security deposits of tenants or collection of rents or other income received by the Borrower for more than thirty (30) days in advance (or the then owner of the Mortgaged Property) and not turned over to the Lender upon foreclosure of the Lender’s mortgage, sale pursuant to any power of sale, or the exercise by the Lender of its assignment of rents, but excluding security deposits that have been applied by the Landlord as permitted under the applicable lease arising out of a tenant default or otherwise returned to any tenant;

iii.          insurance proceeds or condemnation awards received by Borrower (or the then owner of the Mortgaged Property) and not turned over to the Lender or used to restore or repair the Mortgaged Property pursuant to the applicable provisions of the Mortgage or Loan Documents;

iv.          the commission of actual physical waste to the Mortgaged Property caused or permitted by Borrower or any affiliate thereof;

v.           misappropriation or misapplication of rents collected by Borrower as evidenced by the failure to make payments when due of the obligations or payments of insurance premiums, property taxes or other operating or maintenance expenses related to the collateral for the Loan during any period, prior to the appointment of a receiver or the foreclosure of the mortgage or acceptance by Lender of a deed in lieu of foreclosure when total revenues collected by Borrower from the collateral are sufficient to pay such expenses, or the failure to pay a portion of such expenses to the full extent of the total revenues collected by Borrower from the Mortgaged Property after payment of debt service under the Note;

vi.          the commission of any fraud or willful material misrepresentation by the Borrower or its representatives in connection with the obtaining of the Loan or in the performance of Borrower’s obligations under the Loan Documents, which Borrower had knowledge of, in connection with the Mortgaged Property, the documents executed in connection herewith or any aspect of this loan transaction including, but not limited to, any willful material misrepresentation or willful material omission in any financial statement or tax return delivered to Lender;

vii.          the Mortgaged Property or any part thereof or interest therein shall be encumbered by a voluntary lien in violation of the terms of the Loan Documents or resulting from the Borrower’s non-payment of real estate taxes and assessments when there was sufficient income from the Mortgaged Property to pay such taxes and assessments derived from gross rents;

viii.         any voluntary breach or violation of the due on sale provisions or transfer of Borrower’s ownership interest restrictions contained in the Loan Documents; or the Mortgaged Property or any part thereof becoming an asset in (a) a voluntary bankruptcy filing or insolvency proceeding of Borrower, (b) an involuntary filing or petition is made, under any federal, state or other bankruptcy, insolvency, reorganization or other creditor-relief laws, against Borrower and Indemnitors if any of their managers or members were, directly or indirectly, affiliated with the creditor who initiated such involuntary filing or, directly or indirectly, cooperated or solicited such involuntary filing, or (c) Indemnitors and/or any relatives of any Indemnitors (collectively “Related Party”) objects to a motion for relief from stay or injunction following a voluntary or involuntary bankruptcy or insolvency proceeding;

ix.          The filing by or against the Borrower or any Indemnitor of any petition, relief, arrangement, reorganization, or the like under any federal, state or other insolvency, bankruptcy, reorganization or other creditor-relief laws (“Bankruptcy Event”), or an involuntary filing or petition is made, under any of such laws, against Borrower or any Indemnitor (and if such filing is involuntary, the failure to have same dismissed or vacated within sixty (60) days from the date of filing), or the making of an assignment for the benefit of creditors, or the appointment of a receiver (other than by application of Lender) for any part of any of the Borrower’s or any Indemnitor’s properties or the admission in writing by the Borrower or any Indemnitor’s of its inability to pay its debts as they become due;

x.            interference by Borrower (which is frivolous in nature solely for the purpose of delay) with any foreclosure action commenced by Lender or with any other enforcement of Lender’s rights, power or remedies under any of the Loan Documents during the continuance of an Event of Default (as defined in such Loan Document); and

xi.           the amendment of any lease on the Mortgaged Property which amendment is prohibited pursuant to the Assignment of Leases and Rents of even date herewith and/or any Lease Subordination Non-Disturbance and Attornment Agreement executed as a part of this Loan.

2.          Subordination: Subject to the other provisions hereof, Indemnitors agree that all indebtedness of Borrower to Indemnitors whether now existing or hereafter contracted, whether direct or indirect, contingent or determined, as well as all rights, liens, claims and securities existing or to exist in connection therewith or as security therefor, are declared, recognized and made subordinate to the Loan and to all rights, titles, interest, liens, and claims of Lender hereunder. With respect to any such indebtedness of Borrower to Indemnitors, Indemnitors further, subject to the terms of the Member Debt Subordination Agreement of even date herewith by and among Indemnitors and Lender, agree to make no claim therefor until all obligations of Borrower to Lender shall have been discharged in full, and Indemnitors further covenant and agree not to assign all or any part of such indebtedness while this Indemnity remains in effect except upon prior notice to Lender and upon the condition that any such assignment or transfer shall expressly be made subject to the terms of this Indemnity.

3.          No Discharge by Modification: Indemnitors hereby agree that the liability of Indemnitors hereunder shall not in any way be released, diminished, impaired, reduced or affected by:

a.           The taking or accepting of any other security or guaranty for any or all of the Loan;

b.           Any release, withdrawal, surrender, exchange, substitution, subordination, or loss of any security or other guaranty at any time existing in connection with any or all of the Loan; any partial release of the liability of any other Indemnitors hereunder or under any other instrument had, or to be had, in connection with, or as security for, the Loan, or the release from this Indemnity of any one or more of the other Indemnitors, or the death, corporate dissolution, insolvency, bankruptcy, disability, or lack of authority of Borrower, Indemnitors, or any other Indemnitors or any party at any time liable for the payment of any or all of the Loan, whether now existing or hereafter occurring;

c.           Any renewal, extension, modification, and/or rearrangement of the payment of any or all of the Loan, or the performance of any covenant contained in any instrument had, or to be had, in connection with, or as security for, the Loan, either with or without notice to, or consent of, such Indemnitors or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lender to any party, including, but without limiting the generality of the foregoing, changes in the terms of disbursement of the loan proceeds or repayment thereof, modifications, extensions or renewals of payment dates, releases of security in whole or in part, changes in interest rate or times of payment thereof or the advancement of additional funds by Lender under the Commitment Letter, the Note and/or Mortgage or for purposes related to the purposes set forth therein; or

d.           Any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Loan or to foreclose or take or prosecute any action in connection with any lien, right, or security existing or to exist in connection with any lien, right, or security existing, or to exist, in connection with, or as security for, any of the Loan; or to take any action hereunder; it being the intention hereof that Indemnitors shall remain liable under this instrument until the full amount of the Loan, together with interest, and any other sums due or to become due upon or in connection with any of the same, shall have been fully paid, performed, and observed by Borrower.

4.          Covenants and Warranties: Indemnitors further hereby covenant, represent and warrant that:

a.           The most recent financial statements heretofore delivered by, or on behalf of, Indemnitors to Lender are true and correct in all material respects, and fairly present Indemnitors’ financial condition as of the respective dates thereof, and no material adverse change has occurred in said financial condition reflected therein since the respective dates thereof;

b.           There are no actions, suits or proceedings pending and Indemnitors have not received any written notice of any action, suit or proceeding threatened against Indemnitors, which might result in any material adverse change in the financial condition of Indemnitors;

c.           Neither execution or delivery of this Indemnity, nor compliance with the terms hereof, will conflict with or result in the breach of any law or statute, or will constitute a breach or default under any agreement or instrument to which Indemnitors may be a party, or result in the creation or imposition of any charge or lien upon any property or assets of the Indemnitors;

d.           Indemnitors hereby agree to indemnify Lender against loss, cost, or expense by reason of the assertion by Indemnitors of any bad faith defense to his obligations under the Note, Mortgage, or other Loan Documents, or hereunder, or the bad faith assertion by Indemnitors of any defense to Indemnitors’ obligations hereunder based upon any action or inaction of the Borrower; and

e.           Indemnitors agree that in the event that this Indemnity is placed in the hands of attorneys for enforcement as a result of a default hereunder, Indemnitors will reimburse Lender for all expenses incurred, including attorneys’ fees.

5.          Notification of Adverse Changes: Indemnitors shall promptly advise Lender in writing of:

a.           All substantial actions, suits or proceedings pending or threatened in writing, at law or in equity, or before any federal, state, municipal or other court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, involving the possibility of judgments, or penalties against Indemnitors which might result in a material adverse change in the financial condition of Indemnitors; and

b.           Any material adverse change in the financial condition of Indemnitors.

6.          Indemnitors’ Obligations Independent: The obligations of Indemnitors hereunder are independent of the obligations of Borrower; a separate action or actions may be brought against Indemnitors hereon, whether or not action is brought against Borrower or Borrower be joined in any such action or actions. Indemnitors hereby waive the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.

7.          Waiver of Defenses: Indemnitors hereby waive any right it may have to require Lender to:

a.           Proceed against Borrower to recover upon any Loan hereby secured;

b.           Proceed against or exhaust any security held from Borrower; or

c.           Pursue any remedy in Lender’s power whatsoever. Indemnitors hereby waive any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower other than payment of the Loan.

8.          Waiver of Subrogation: Indemnitors agree that Indemnitors shall have no right of subrogation against Borrower or any other indemnitor or guarantor of the Loan whatsoever with respect to the aforesaid Loan or to any monies due or unpaid thereon or any collateral security for the same (unless and until Lender shall have received payment in full of all sums at any time secured by the Note, the Mortgage and the other Loan Documents).

9.          No Waiver: No failure on the part of Lender to pursue any remedy hereunder shall constitute a waiver on its part of the right to pursue the remedy on the basis of the same or subsequent breach.

10.         Acceleration Upon Default: Indemnitors acknowledge that the entire outstanding Loan may become immediately due and payable at the option of Lender, pursuant to the Note, the Mortgage and/or the other Loan Documents, upon the occurrence of an Event of Default involving Indemnitors and/or this Indemnity, as more particularly set forth in such Loan Documents.

11.         Enforcement: This Indemnity may be enforced by Lender without first resorting to or exhausting any other security or collateral, or without first having recourse to the Note, or to the personal liability of any maker or endorser thereof, or to the assets or estate of Borrower or of any other party liable for the Note, or to any of the property covered by the Mortgage, or any other Loan Document, through foreclosure proceedings or otherwise, or without first having recourse to any of the Loan Documents; provided, however, that nothing herein contained shall prevent the Lender from suing on the Note or foreclosing the Mortgage or from exercising any other rights hereunder or under any of the Loan Documents, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Note, the Mortgage and the other Loan Documents, and the Lender shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. At any sale of the security or collateral for the Loan or any part hereof whether by foreclosure or otherwise, Lender may at its discretion purchase all or any part of such collateral so sold or offered for sale for its own account and may apply against the amount bid therefor the balance due it pursuant to the terms of the Note, the Mortgage or any of the Loan Documents.

12.         Successors and Assigns: This Indemnity shall inure to the benefit of Lender and its successors and assigns and shall be binding upon and enforceable against Indemnitors and his heirs, representatives, successors and assigns.

13.         Governing Law: This Indemnity shall be governed by and construed in accordance with the laws of the State of Connecticut.

14.         WAIVER OF JURY TRIAL: INDEMNITORS WAIVE A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS INDEMNITY AND AS TO ANY ISSUES ARISING RELATING TO THIS INDEMNITY OR TO THE INSTRUMENTS SECURING THIS INDEMNITY. INDEMNITORS ACKNOWLEDGE THAT THIS WAIVER MAY DEPRIVE INDEMNITORS OF AN IMPORTANT RIGHT, AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE.

15.         SERVICE OF PROCESS. (a) INDEMNITORS, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THE MORTGAGE, THIS AGREEMENT OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER THE COUNTY IN WHICH THE MORTGAGED PROPERTY IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM.

b.           PREJUDGMENT REMEDY WAIVER. THE INDEMNITORS ACKNOWLEDGE THAT IT HAS THE RIGHT UNDER SECTION 52-278a ET SEQ. OF THE CONNECTICUT GENERAL STATUTES, SUBJECT TO CERTAIN LIMITATIONS, TO NOTICE OF AND HEARING ON THE RIGHT OF THE LENDER TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST THE INDEMNITORS.  NOTWITHSTANDING SUCH RIGHT, THE INDEMNITORS HEREBY WAIVE ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER SAID STATUTE OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTION IN CONNECTION WITH THE OBTAINING BY THE LENDER OF ANY PREJUDGMENT REMEDY IN CONNECTION WITH THIS AGREEMENT.  THE INDEMNITORS FURTHER CONSENT TO THE ISSUANCE OF ANY PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREES NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN CONNECTION WITH THE LENDER’S EXERCISE OF ANY PREJUDGMENT REMEDY.  THE INDEMNITORS ALSO WAIVE ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY THE LENDER OF ANY RIGHT OF SETOFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW, AND TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS.

16.         Notice: All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been properly given if personally delivered or sent by a national overnight courier service for next business day delivery or by United States certified or registered mail, return receipt requested, postage-prepaid, addressed to the party for whom it is intended at its address hereinafter set forth:

If to Indemnitors:

John L. Villano

59 Northford Road

Branford, Connecticut 06405

Jeffrey C. Villano

129 Catullo Drive

Guilford, Connecticut 06437

with a copy to:

Sachem Capital Corp.

23 Laurel Street

Branford, Connecticut 06405

Attn: Peter Giannotti, Esq.

If to Lender:

Bankwell Bank

208 Elm Street

New Canaan, Connecticut 06840

Attn: Commercial Loan Department

with a copy to:

Scott M. Gerard, Esq.

Shipman & Goodwin LLP

300 Atlantic Street, 3rd Floor

Stamford, Connecticut 06901

Notice shall be deemed given upon receipt. Any party may designate a change of address by written notice to the others given at least ten (10) days before such change of address is to become effective.

17.         Miscellaneous: Indemnitors hereby:

a.           Except as expressly set forth in this instrument, waive diligence, presentment, protest, notice of protest, notice of dishonor, demand for payment, or performance, notice of default or non-performance, extension of time of payment, notice of acceptance of this Indemnity, nonpayment at maturity, and indulgences and notices of every kind, and consents to any and all forbearances and extensions of the time of payment of the Note, the Mortgage or the other Loan Documents, and to any and all changes in the terms, covenants, and conditions thereof hereafter made or granted and to any and all substitutions, exchanges, or releases of all or any part of the collateral therefor; waives any right to cause a marshalling of Borrower’s assets or to cause Lender to proceed against any other Indemnitor in any particular order; waives any right to require Lender to apply upon the Note or any Loan hereby guarantied any funds or other property at any time received by or paid to or in the possession of Lender; it being the intention hereof that Indemnitors shall remain liable hereunder until the terms, covenants, and conditions of the Note, the Mortgage, and all of the other Loan Documents shall have been fully performed and observed by the Borrower, notwithstanding any act, omission, or thing that might otherwise operate as a legal or equitable discharge of Indemnitors.

b.           Agree that if any term, covenant, or condition of this Indemnity, the Note, the Mortgage, or any of the other Loan Documents or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Indemnity, the Note, the Mortgage, or such other Loan Documents or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Indemnity, the Note, the Mortgage, and all other Loan Documents shall be valid and be enforced to the fullest extent permitted by law.

c.           Agree that should Borrower execute in favor of Lender any further security agreement, the exercise by Lender of any right conferred upon it in such security agreement shall be wholly discretionary with Lender and such exercise of, or failure to exercise such right, shall in no wise impair or diminish the obligations of Indemnitors hereunder. Lender may, without in any manner impairing or diminishing the obligations of Indemnitors hereunder, elect to pursue any available remedy against Borrower, against any other party, or against any security held by Lender, whether or not the exercise by Lender of any such remedy shall result in loss to Indemnitors of any right of subrogation or right to proceed against Borrower for reimbursement.

d.           Agree that in the event of any bankruptcy, reorganization, winding up, or similar proceedings with respect to Borrower, no limitation on Borrower’s liability under the Note, the Mortgage, or any of the other Loan Documents that may now or hereafter be imposed by any federal, state, or other statute, law, regulation, or judicial or administrative determination applicable to such proceedings shall in any way limit the obligation hereunder of Indemnitors. In the event any payment by Borrower to Lender is held to constitute a preference under the bankruptcy laws, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Lender to Borrower shall not constitute a release of Indemnitors from any liability hereunder, and Indemnitors agree to pay such amount to Lender upon demand.

e.           Agree that this Indemnity shall be continuing and of full force and effect until the Loan and all renewals or extensions thereof are indefeasibly paid in full.

f.            Each Indemnitor shall furnish to the Lender: (i) annually, a copy of his federal income tax return within thirty (30) days of the filing due dates, as extended, and in the case of an extension such Indemnitor(s) shall provide Lender with copies of all filing extensions promptly upon the filing thereof; (ii) annually, an updated personal financial statement, including any contingent liabilities, signed and dated by Indemnitors and otherwise in form and substances reasonably satisfactory to Lender within one hundred twenty (120) days after the Borrower’s fiscal year end; and (iii) any other information (financial or otherwise) reasonably requested by Lender in form and substance reasonably acceptable to Lender within fifteen (15) days of such request.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

The Indemnitors have executed this Indemnity Agreement on the date first above written.

SIGNED, SEALED AND DELIVERED	INDEMNITORS:
IN THE PRESENCE OF (AS TO ALL):

/s/ Lauren Grady	/s/ John L. Villano
Name: Lauren Grady	John L. Villano, an individual

/s/ Peter Giannotti	/s/ Jeffrey C. Villano
Name: Peter Giannotti	Jeffrey C. Villano, an individual

STATE OF CONNECTICUT	)
) ss: Branford
COUNTY OF NEW HAVEN	)

Before me, the undersigned, this 29th day of March 2019, before me, the undersigned officer, personally appeared John L. Villano, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed, before me.

In Witness Whereof, I hereunto set my hand.

/s/ Peter Giannotti
Peter Giannotti
Commissioner of the Superior Court

STATE OF CONNECTICUT	)
) ss: Branford
COUNTY OF NEW HAVEN	)

Before me, the undersigned, this 29th day of March 2019, before me, the undersigned officer, personally appeared Jeffrey C. Villano, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed, before me.

In Witness Whereof, I hereunto set my hand.

/s/ Peter Giannotti
Peter Giannotti
Commissioner of the Superior Court

[Signature and Acknowledgement page to Indemnity Agreement]